Exhibit 99.1

Media Contact	April 27, 2021
Casey Lassiter, 205 447-6410
casey.lassiter@encompasshealth.com

Investor Relations Contact
Crissy Carlisle, 205 970-5860
crissy.carlisle@encompasshealth.com
Encompass Health reports results for first quarter 2021
and increases full-year 2021 guidance
BIRMINGHAM, Ala. - Encompass Health Corporation (NYSE: EHC), a national leader in integrated healthcare, offering facility-based and home-based patient care through its network of inpatient rehabilitation hospitals, home health agencies and hospice agencies, today reported its results of operations for the first quarter ended March 31, 2021.
“We're off to an encouraging start in 2021,” said President and Chief Executive Officer of Encompass Health Mark Tarr. “Our first quarter performance was characterized by promising volume trends that are contributing to solid revenue and EBITDA growth. We are increasing our 2021 guidance to reflect our strong performance and the extension of the suspension of sequestration.”
Consolidated results

			Growth
	Q1 2021	Q1 2020	Dollars	Percent
	(In Millions, Except per Share Data)
Net operating revenues	$1,230.4	$1,182.0	$48.4	4.1%
Income from continuing operations attributable to Encompass Health per diluted share	1.07	0.87	0.20	23.0%
Adjusted earnings per share	1.05	0.87	0.18	20.7%
Cash flows provided by operating activities	158.5	29.3	129.2	441.0%
Adjusted EBITDA	250.8	228.0	22.8	10.0%
Adjusted free cash flow	107.4	74.6	32.8	44.0%
Revenue growth resulted from favorable pricing partially offset by decreased volumes in both segments.
The increase in income from continuing operations attributable to Encompass Health per diluted share and adjusted earnings per share in 2021 primarily resulted from revenue growth and decreased stock-based compensation due to the reduction in long-term incentive compensation recorded in the first quarter of 2021.
The increase in full-year cash flows provided by operating activities and adjusted free cash flow primarily resulted from revenue growth and the timing of maintenance capital expenditures in 2021.

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See attached supplemental information for calculations of non-GAAP measures and reconciliations to their most comparable GAAP measure.
Inpatient rehabilitation segment results

			Growth
	Q1 2021	Q1 2020	Dollars	Percent
Net operating revenues:	(In Millions)
Inpatient	$942.3	$890.0	$52.3	5.9%
Outpatient and other	17.6	19.2	(1.6)	(8.3)%
Total segment revenue	$959.9	$909.2	$50.7	5.6%

	(Actual Amounts)
Discharges	47,187	47,750	(563)	(1.2)%
Same-store discharge growth				(2.2)%
Net patient revenue per discharge	$19,969	$18,639	$1,330	7.1%
Revenue reserves related to bad debt as a percent of revenue	1.7%	1.2%		50 basis points

	(In Millions)
Adjusted EBITDA	$234.9	$215.5	$19.4	9.0%
•Revenue - Inpatient revenue growth resulted from favorable pricing partially offset by decreased volumes. New-store discharge growth of 1.0% resulted from a joint venture in Coralville, Iowa (June 2020) and wholly owned hospitals in Murrieta, California (February 2020), Sioux Falls, South Dakota (June 2020) and Toledo, Ohio (November 2020). Discharge growth was impacted by COVID-related limitations on elective procedures and capacity and staffing constraints at certain of the Company's hospitals.
Growth in net patient revenue per discharge primarily resulted from a higher acuity patient mix, an increase in reimbursement rates and the suspension of sequestration.
Revenue reserves related to bad debt as a percent of revenue increased to 1.7% primarily due to aging-based reserves.
•Adjusted EBITDA - The increase in Adjusted EBITDA primarily resulted from revenue growth.

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Home health and hospice segment results

			Growth
	Q1 2021	Q1 2020	Dollars	Percent
Net operating revenues:	(In Millions)
Home health revenue	$219.9	$224.8	$(4.9)	(2.2)%
Hospice revenue	50.6	48.0	2.6	5.4%
Total segment revenue	$270.5	$272.8	$(2.3)	(0.8)%

Adjusted EBITDA	$50.8	$41.0	$9.8	23.9%

Home Health
Starts of care:	(Actual Amounts)
Episodic admissions	40,215	42,476	(2,261)	(5.3)%
Same-store episodic admissions growth				(5.4)%
Episodic recertifications	28,083	26,553	1,530	5.8%
Total episodic starts of care	68,298	69,029	(731)	(1.1)%

Total admissions	50,799	52,754	(1,955)	(3.7)%
Same-store total admissions growth				(3.8)%
Total recertifications	31,902	29,463	2,439	8.3%
Total starts of care	82,701	82,217	484	0.6%
Revenue per episode	$2,923	$2,909	$14	0.5%

Hospice
Admissions:
Same store	3,325	2,986	339	11.4%
New store	5	—	5	0.1%
Total admissions	3,330	2,986	344	11.5%
•Revenue - Total starts of care were up 0.6% due to increases in recertifications and non-episodic admissions. Non-episodic admissions increased 3% year over year primarily due to the new national contract with United Healthcare. Total home health admissions declined as a result of episodic admissions decreasing 22% from patients residing in senior living facilities, 35% from patients discharging from skilled nursing facilities, and 18% from patients receiving elective procedures in acute care hospitals. The combined impact of these declines represented a loss of approximately 3,700 admissions, or a 880 basis points negative impact on the episodic growth rate for the first quarter of 2021. During the first quarter of 2021, the segment averaged 250 home health employees per day on COVID-related quarantine, which further impacted its ability to accept referrals.
The increase in revenue per episode resulted from an increase in reimbursement rates and the suspension of sequestration partially offset by the impact of the timing of completed episodes. Revenue per episode in the first quarter of 2020 benefited from the reversal of a $1.6 million reserve for a Zone Program Integrity Contractor audit.
Hospice same-store admissions growth of 11.4% yielded a 5.4% increase in hospice revenue. Hospice revenue growth was impacted by a decrease in length of stay resulting from a change in patient mix.

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•Adjusted EBITDA - The 23.9% increase in Adjusted EBITDA primarily resulted from lower cost per visit supported by the clinician compensation model changes implemented in May 2020, as well as effective management of overall productivity of full-time staff.
General and administrative expenses

	Q1 2021	% of Consolidated Revenue	Q1 2020	% of Consolidated Revenue
	(In Millions)
General and administrative expenses, excluding stock-based compensation	$34.9	2.8%	$28.5	2.4%
General and administrative expenses increased as a percent of consolidated revenue due to a $3.5 million year-over-year change in the mark-to-market adjustment on the Company's non-qualified 401(k) liability (offset in other income within the inpatient rehabilitation segment) and higher costs associated with incentive compensation.
2021 guidance
The Company increased its full-year guidance to reflect its first quarter results and the extension of the suspension of sequestration.

Full-Year 2021 Guidance Ranges
	Previous Guidance	Updated Guidance
(in millions, except per share data)
Net operating revenues	$5,000 to $5,170	$5,060 to $5,230
Adjusted EBITDA	$925 to $955	$1,000 to $1,030
Adjusted earnings per share from continuing operations attributable to Encompass Health	$3.31 to $3.53	$3.94 to $4.16
On December 9, 2020, the Company announced it is exploring strategic alternatives for its home health and hospice business. The review is ongoing. The Company's 2021 guidance assumes the continuation of the current structure of the business. The guidance may change depending on the outcome of the review.
For additional considerations regarding the Company's 2021 guidance ranges, see the supplemental information posted on the Company's website at http://investor.encompasshealth.com. See also the “Other Information” section below for an explanation of why the Company does not provide guidance for comparable GAAP measures for Adjusted EBITDA and adjusted earnings per share.
Earnings conference call and webcast
The Company will host an investor conference call at 10:00 a.m. Eastern Time on Wednesday, April 28, 2021 to discuss its results for the first quarter of 2021. For reference during the call, the Company will post certain supplemental information at http://investor.encompasshealth.com.
The conference call may be accessed by dialing 877 587-6761 and giving the pass code 8188583. International callers should dial 706 679-1635 and give the same pass code. Please call approximately ten minutes before the start of the call to ensure you are connected. The conference call will also be webcast live and will be available for on-line replay at http://investor.encompasshealth.com by clicking on an available link.
About Encompass Health
As a national leader in integrated healthcare services, Encompass Health (NYSE: EHC) offers both facility-based and home-based patient care through its network of inpatient rehabilitation hospitals, home health agencies and hospice agencies. With a national footprint that includes 139 hospitals and 241 home health

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locations and 82 hospice locations in 39 states and Puerto Rico, the Company provides high-quality, cost-effective integrated healthcare. Encompass Health is ranked as one of Fortune's 100 Best Companies to Work For. For more information, visit encompasshealth.com, or follow us on our newsroom, Twitter, Instagram and Facebook.
Other information
The information in this press release is summarized and should be read in conjunction with the Company's Annual Report on Form 10-K for the quarter ended March 31, 2021 (the “March 2021 Form 10-Q”), when filed, as well as the Company's Current Report on Form 8-K filed on April 27, 2021 (the “Q1 Earnings Form 8-K”), to which this press release is attached as Exhibit 99.1. In addition, the Company will post supplemental information today on its website at http://investor.encompasshealth.com for reference during its April 28, 2021 earnings call.
The financial data contained in the press release and supplemental information include non-GAAP financial measures, including the Company’s adjusted earnings per share, leverage ratio, Adjusted EBITDA, and adjusted free cash flow. Reconciliations to their most comparable GAAP measure, except with regard to non-GAAP guidance, are included below or in the Q1 Earnings Form 8-K. Readers are encouraged to review the “Note Regarding Presentation of Non-GAAP Financial Measures” included in the Q1 Earnings Form 8-K which provides further explanation and disclosure regarding the Company’s use of these non-GAAP financial measures.
Excluding net operating revenues, the Company does not provide guidance on a GAAP basis because it is unable to predict, with reasonable certainty, the future impact of items that are deemed to be outside the control of the Company or otherwise non-indicative of its ongoing operating performance. Such items include government, class action, and related settlements; professional fees—accounting, tax, and legal; mark-to-market adjustments for stock appreciation rights; gains or losses related to hedging instruments; loss on early extinguishment of debt; adjustments to its income tax provision (such as valuation allowance adjustments and settlements of income tax claims); items related to corporate and facility restructurings; and certain other items the Company believes to be non-indicative of its ongoing operations. These items cannot be reasonably predicted and will depend on several factors, including industry and market conditions, and could be material to the Company's results computed in accordance with GAAP.
However, the following reasonably estimable GAAP measures for 2021 would be included in a reconciliation for Adjusted EBITDA if the other reconciling GAAP measures could be reasonably predicted:
•Interest expense and amortization of debt discounts and fees - estimate of $164 million to $174 million
•Amortization of debt-related items - approximately $9 million
The Q1 Earnings Form 8-K and, when filed, the March 2021 Form 10-Q can be found on the Company's website at http://investor.encompasshealth.com and the SEC's website at www.sec.gov.

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Encompass Health Corporation and Subsidiaries
Condensed Consolidated Statements of Comprehensive Income
(Unaudited)

	Three Months Ended March 31,
	2021	2020
	(In Millions, Except Per Share Data)
Net operating revenues	$1,230.4	$1,182.0
Operating expenses:
Salaries and benefits	687.2	679.1
Other operating expenses	162.3	159.6
Occupancy costs	20.2	20.2
Supplies	51.9	45.7
General and administrative expenses	38.6	35.6
Depreciation and amortization	62.5	58.8
Government, class action, and related settlements	—	2.8
Total operating expenses	1,022.7	1,001.8
Interest expense and amortization of debt discounts and fees	42.8	43.2
Other (income) expense	(1.4)	1.9
Equity in net income of nonconsolidated affiliates	(1.0)	(0.8)
Income from continuing operations before income tax expense	167.3	135.9
Provision for income tax expense	34.5	27.1
Income from continuing operations	132.8	108.8
Loss from discontinued operations, net of tax	—	(0.1)
Net and comprehensive income	132.8	108.7
Less: Net and comprehensive income attributable to noncontrolling interests	(25.5)	(21.7)
Net and comprehensive income attributable to Encompass Health	$107.3	$87.0

Weighted average common shares outstanding:
Basic	99.0	98.2
Diluted	100.2	99.6
Earnings per common share:
Basic earnings per share attributable to Encompass Health common shareholders:
Continuing operations	$1.08	$0.88
Discontinued operations	—	—
Net income	$1.08	$0.88
Diluted earnings per share attributable to Encompass Health common shareholders:
Continuing operations	$1.07	$0.87
Discontinued operations	—	—
Net income	$1.07	$0.87

Amounts attributable to Encompass Health common shareholders:
Income from continuing operations	$107.3	$87.1
Loss from discontinued operations, net of tax	—	(0.1)
Net income attributable to Encompass Health	$107.3	$87.0

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Encompass Health Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	March 31, 2021	December 31, 2020
	(In Millions)
Assets
Current assets:
Cash and cash equivalents	$223.9	$224.0
Restricted cash	62.2	65.4
Accounts receivable	633.6	572.8
Other current assets	81.4	86.4
Total current assets	1,001.1	948.6
Property and equipment, net	2,280.5	2,206.6
Operating lease right-of-use assets	248.3	245.7
Goodwill	2,318.7	2,318.7
Intangible assets, net	419.2	431.3
Other long-term assets	274.4	295.0
Total assets	$6,542.2	$6,445.9
Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	$137.2	$38.3
Current operating lease liabilities	44.2	44.8
Accounts payable	122.8	115.0
Accrued expenses and other current liabilities	508.0	519.2
Total current liabilities	812.2	717.3
Long-term debt, net of current portion	3,160.0	3,250.6
Long-term operating lease liabilities	214.2	209.6
Deferred income tax liabilities	60.6	51.8
Other long-term liabilities	220.5	215.0
	4,467.5	4,444.3
Commitments and contingencies
Redeemable noncontrolling interests	31.7	31.6
Shareholders’ equity:
Encompass Health shareholders’ equity	1,655.1	1,588.0
Noncontrolling interests	387.9	382.0
Total shareholders’ equity	2,043.0	1,970.0
Total liabilities and shareholders’ equity	$6,542.2	$6,445.9

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Encompass Health Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,
	2021	2020
	(In Millions)
Cash flows from operating activities:
Net income	$132.8	$108.7
Loss from discontinued operations, net of tax	—	0.1
Adjustments to reconcile net income to net cash provided by operating activities—
Depreciation and amortization	62.5	58.8
Stock-based compensation	2.8	7.1
Deferred tax expense	8.7	1.4
Other, net	2.0	7.7
Changes in assets and liabilities, net of acquisitions —
Accounts receivable	(55.1)	(36.6)
Other assets	1.3	15.8
Accrued payroll	5.7	(24.0)
Other liabilities	(2.2)	(109.6)
Net cash used in operating activities of discontinued operations	—	(0.1)
Total adjustments	25.7	(79.5)
Net cash provided by operating activities	158.5	29.3
Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	—	(1.1)
Purchases of property and equipment	(98.8)	(83.5)
Other, net	3.2	1.6
Net cash used in investing activities	(95.6)	(83.0)

(Continued)	8

Encompass Health Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Continued)
(Unaudited)

	Three Months Ended March 31,
	2021	2020
	(In Millions)
Cash flows from financing activities:
Borrowings on revolving credit facility	—	330.0
Payments on revolving credit facility	—	(25.0)
Dividends paid on common stock	(29.1)	(29.0)
Purchase of equity interests in consolidated affiliates	—	(162.3)
Distributions paid to noncontrolling interests of consolidated affiliates	(27.8)	(19.1)
Taxes paid on behalf of employees for shares withheld	(15.6)	(15.6)
Other, net	(5.0)	(7.9)
Net cash (used in) provided by financing activities	(77.5)	71.1
(Decrease) increase in cash, cash equivalents, and restricted cash	(14.6)	17.4
Cash, cash equivalents. and restricted cash at beginning of year	310.9	159.6
Cash, cash equivalents, and restricted cash at end of year	$296.3	$177.0

Reconciliation of Cash, Cash Equivalents, and Restricted Cash
Cash and cash equivalents at beginning of period	$224.0	$94.8
Restricted cash at beginning of period	65.4	57.4
Restricted cash included in other long-term assets at beginning of period	21.5	7.4
Cash, cash equivalents, and restricted cash at beginning of period	$310.9	$159.6

Cash and cash equivalents at end of period	$223.9	$104.9
Restricted cash at end of period	62.2	56.7
Restricted cash included in other long-term assets at end of period	10.2	15.4
Cash, cash equivalents, and restricted cash at end of period	$296.3	$177.0

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Encompass Health Corporation and Subsidiaries
Supplemental Information
Earnings Per Share

	Three Months Ended March 31,
	2021	2020
	(In Millions, Except Per Share Data)
Adjusted EBITDA	$250.8	$228.0
Depreciation and amortization	(62.5)	(58.8)
Interest expense and amortization of debt discounts and fees	(42.8)	(43.2)
Stock-based compensation expense	(2.8)	(7.1)
Gain (loss) on disposal of assets	0.1	(0.1)
	142.8	118.8
Certain items non-indicative of ongoing operating performance:
Costs associated with the strategic alternatives review	(0.9)	—
Gain on consolidation of former equity method location	—	2.2
Change in fair market value of equity securities	(0.1)	(2.5)
Government, class action, and related settlements	—	(2.8)
Payroll taxes on SARs exercise	—	(1.5)
Pre-tax income	141.8	114.2
Income tax expense	(34.5)	(27.1)
Income from continuing operations (1)	$107.3	$87.1

Basic shares	99.0	98.2
Diluted shares	100.2	99.6

Basic earnings per share (1)	$1.08	$0.88
Diluted earnings per share (1)	$1.07	$0.87
(1)Income from continuing operations attributable to Encompass Health

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Encompass Health Corporation and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	Q1
	2021	2020

Earnings per share, as reported	$1.07	$0.87
Adjustments, net of tax:
Government, class action, and related settlements	—	0.02
Costs associated with the strategic alternatives review	0.01	—
Income tax adjustments	(0.03)	(0.04)
Change in fair market value of equity securities	—	0.02
Gain on consolidation of former equity method location	—	(0.02)
Payroll taxes on SARs exercise	—	0.01
Adjusted earnings per share*	$1.05	$0.87
*    Adjusted EPS may not sum due to rounding.

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Encompass Health Corporation and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	For the Three Months Ended March 31, 2021
		Adjustments
	As Reported	Income Tax Adjustments	Costs Associated with the Strategic Alternatives Review	Change in Fair Market Value of Equity Securities	As Adjusted
	(In Millions, Except Per Share Amounts)
Adjusted EBITDA*	$250.8	$—	$—	$—	$250.8
Depreciation and amortization	(62.5)	—	—	—	(62.5)
Interest expense and amortization of debt discounts and fees	(42.8)	—	—	—	(42.8)
Stock-based compensation	(2.8)	—	—	—	(2.8)
Gain on disposal of assets	0.1	—	—	—	0.1
Costs associated with the strategic alternatives review	(0.9)	—	0.9	—	—
Change in fair market value of equity securities	(0.1)	—	—	0.1	—
Income from continuing operations before income tax expense	141.8	—	0.9	0.1	142.8
Provision for income tax expense	(34.5)	(3.3)	(0.2)	—	(38.0)
Income from continuing operations attributable to Encompass Health	$107.3	$(3.3)	$0.7	$0.1	$104.8
Diluted earnings per share from continuing operations, as reported**	$1.07	$(0.03)	$0.01	$—	$1.05
Diluted shares used in calculation	100.2
*    Reconciliation to GAAP provided on page 14
**    Adjusted EPS may not sum across due to rounding.

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Encompass Health Corporation and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	For the Three Months Ended March 31, 2020
		Adjustments
	As Reported	Gov't, Class Action, & Related Settlements	Income Tax Adjustments	Change in Fair Market Value of Equity Securities	Gain on consolidation of former equity method location	Payroll Taxes on SARs Exercise	As Adjusted
	(In Millions, Except Per Share Amounts)
Adjusted EBITDA*	$228.0	$—	$—	$—	$—	$—	$228.0
Depreciation and amortization	(58.8)	—	—	—	—	—	(58.8)
Interest expense and amortization of debt discounts and fees	(43.2)	—	—	—	—	—	(43.2)
Stock-based compensation	(7.1)	—	—	—	—	—	(7.1)
Loss on disposal of assets	(0.1)	—	—	—	—	—	(0.1)
Gain on consolidation of former equity method location	2.2	—	—	—	(2.2)	—	—
Change in fair market value of equity securities	(2.5)	—	—	2.5	—	—	—
Government, class action, and related settlements	(2.8)	2.8	—	—	—	—	—
Payroll taxes on SARs exercise	(1.5)	—	—	—	—	1.5	—
Income from continuing operations before income tax expense	114.2	2.8	—	2.5	(2.2)	1.5	118.8
Provision for income tax expense	(27.1)	(0.7)	(4.3)	(0.6)	0.6	(0.4)	(32.5)
Income from continuing operations attributable to Encompass Health	$87.1	$2.1	$(4.3)	$1.9	$(1.6)	$1.1	$86.3
Diluted earnings per share from continuing operations**	$0.87	$0.02	$(0.04)	$0.02	$(0.02)	$0.01	$0.87
Diluted shares used in calculation	99.6

*    Reconciliation to GAAP provided on page 14
**    Adjusted EPS may not sum across due to rounding.

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Encompass Health Corporation and Subsidiaries
Supplemental Information
Reconciliation of Net Income to Adjusted EBITDA

	Three Months Ended March 31,
	2021	2020
	(In Millions)
Net income	$132.8	$108.7
Loss from discontinued operations, net of tax, attributable to Encompass Health	—	0.1
Net income attributable to noncontrolling interests	(25.5)	(21.7)
Government, class action, and related settlements	—	2.8
Provision for income tax expense	34.5	27.1
Interest expense and amortization of debt discounts and fees	42.8	43.2
Depreciation and amortization	62.5	58.8
(Gain) loss on disposal of assets	(0.1)	0.1
Stock-based compensation expense	2.8	7.1
Costs associated with the strategic alternatives review	0.9	—
Gain on consolidation of former equity method location	—	(2.2)
Change in fair market value of equity securities	0.1	2.5
Payroll taxes on SARs exercise	—	1.5
Adjusted EBITDA	$250.8	$228.0
Reconciliation of Segment Adjusted EBITDA to Income from Continuing Operations
Before Income Tax Expense

	Three Months Ended March 31,
	2021	2020
	(In Millions)
Total segment Adjusted EBITDA	$285.7	$256.5
General and administrative expenses	(38.6)	(35.6)
Depreciation and amortization	(62.5)	(58.8)
Gain (loss) on disposal of assets	0.1	(0.1)
Government, class action, and related settlements	—	(2.8)
Interest expense and amortization of debt discounts and fees	(42.8)	(43.2)
Net income attributable to noncontrolling interests	25.5	21.7
Change in fair market value of equity securities	(0.1)	(2.5)
Gain on consolidation of former equity method location	—	2.2
Payroll taxes on SARs exercise	—	(1.5)
Income from continuing operations before income tax expense	$167.3	$135.9

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Encompass Health Corporation and Subsidiaries
Supplemental Information
Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA

	Three Months Ended March 31,
	2021	2020
	(In Millions)
Net cash provided by operating activities	$158.5	$29.3
Interest expense and amortization of debt discounts and fees	42.8	43.2
Equity in net income of nonconsolidated affiliates	1.0	0.8
Net income attributable to noncontrolling interests in continuing operations	(25.5)	(21.7)
Amortization of debt-related items	(2.0)	(1.4)
Distributions from nonconsolidated affiliates	(1.0)	(1.0)
Current portion of income tax expense	25.8	25.7
Change in assets and liabilities	50.3	154.4
Cash used in operating activities of discontinued operations	—	0.1
Costs associated with the strategic alternatives review	0.9	—
Payroll taxes on SARs exercise	—	1.5
Change in fair market value of equity securities	0.1	2.5
Other	(0.1)	(5.4)
Adjusted EBITDA	$250.8	$228.0

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Encompass Health Corporation and Subsidiaries
Supplemental Information
Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow

	Three Months Ended March 31,
	2021	2020
	(In Millions)
Net cash provided by operating activities	$158.5	$29.3
Impact of discontinued operations	—	0.1
Net cash provided by operating activities of continuing operations	158.5	29.4
Capital expenditures for maintenance	(23.3)	(37.8)
Distributions paid to noncontrolling interests of consolidated affiliates	(27.8)	(19.1)
Items non-indicative of ongoing operations:
Cash paid for SARs exercise (inclusive of payroll taxes)	—	102.1
Adjusted free cash flow	$107.4	$74.6
For the three months ended March 31, 2021, net cash used in investing activities was $95.6 million and primarily resulted from capital expenditures. Net cash used in financing activities during the three months ended March 31, 2021 was $77.5 million and primarily resulted from cash dividends paid on common stock, distributions to noncontrolling interests of consolidated affiliates and taxes paid of behalf of employees for shares withheld under stock compensation arrangements.
For the three months ended March 31, 2020, net cash used in investing activities was $83.0 million and primarily resulted from capital expenditures. Net cash provided by financing activities during the three months ended March 31, 2020 was $71.1 million and primarily resulted from net borrowings on the revolving credit facility offset by the settlement of the final put and exercise of the Home Health Holdings rollover shares and SARs, cash dividends paid on common stock, and distributions paid to noncontrolling interests of consolidated affiliates.

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Encompass Health Corporation and Subsidiaries
Forward-Looking Statements
Statements contained in this press release and the supplemental information which are not historical facts, such as those relating to the strategic alternatives review, the nature of the COVID-19 pandemic and its impact on Encompass Health's business and financial assumptions, financial guidance, balance sheet and cash flow plans, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, Encompass Health, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. All such estimates, projections, and forward-looking information speak only as of the date hereof, and Encompass Health undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise. Such forward-looking statements are necessarily estimates based upon current information, involve a number of risks and uncertainties, and relate to, among other things, future events, Encompass Health's plan to repurchase its debt or equity securities, dividend strategies, effective income tax rates, its business strategy, its financial plans, its future financial performance, its projected business results or model, its ability to return value to shareholders, its projected capital expenditures, its leverage ratio, its acquisition opportunities, and the impact of future legislation or regulation. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual events or results to differ materially from those estimated by Encompass Health include, but are not limited to, the possibility that the Company may not be able to realize higher values for its home health and hospice business through strategic transactions; the possibility that the Company may decide not to undertake a transaction following the review of strategic alternatives or that it is not able to consummate any proposed transactions resulting from the review due to, among other things, market, regulatory and other factors; the potential for disruption to the Company's business resulting from the review of strategic alternatives or the undertaking of any transactions following the review; any potential adverse effects of the Company's stock price resulting from the announcement of the results of the strategic review; the continued spread of COVID-19, including the speed, depth, geographic reach and duration of the spread, which could decrease our patient volumes and revenues and lead to staffing and supply shortages and associated cost increases; actions to be taken by the Company in response to the pandemic; the legal, regulatory and administrative developments that occur at the federal, state and local levels; the Company's infectious disease prevention and control efforts; the demand for the Company's services, including based on any downturns in the economy, consumer confidence, or the capital markets and unemployment among family members; the price of Encompass Health's common stock as it affects the Company's willingness and ability to repurchase shares and the financial and accounting effects of any repurchases; any adverse outcome of various lawsuits, claims, and legal or regulatory proceedings involving Encompass Health, including any matters related to yet undiscovered issues, if any, in acquired operations; Encompass Health's ability to attract and retain key management personnel; any adverse effects on Encompass Health's stock price resulting from the integration of acquired operations; potential disruptions, breaches, or other incidents affecting the proper operation, availability, or security of Encompass Health's or its vendors' information systems, including unauthorized access to or theft of patient, business associate, or other sensitive information or inability to provide patient care because of system unavailability as well as unforeseen issues, if any, related to integration of acquired systems; the ability to successfully integrate acquired operations, including realization of anticipated tax benefits, revenues, and cost savings, minimizing the negative impact on margins arising from the changes in staffing and other operating practices, and avoidance of unforeseen exposure to liabilities; Encompass Health's ability to successfully complete and integrate de novo developments, acquisitions, investments, and joint ventures consistent with its growth strategy; increases in Medicare audit activity, including increased use of sampling and extrapolation, resulting in additional unpaid reimbursement claims and an increase in the backlog of appealed claims denials; changes, delays in (including in connection with resolution of Medicare payment reviews or appeals), or suspension of reimbursement for Encompass Health's services by governmental or private payors; changes in the regulation of the healthcare industry at either or both of the federal and state levels, including as part of national healthcare reform and deficit reduction (such as the Patient-Driven Groupings Model for home health) and Encompass Health's ability to adapt operations to those changes; competitive pressures in the healthcare industry and Encompass Health's response thereto; Encompass Health's ability to obtain and retain favorable arrangements with third-party payors; Encompass Health's ability to control costs,

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Encompass Health Corporation and Subsidiaries
Forward-Looking Statements
particularly labor and employee benefit costs, including group medical expenses; adverse effects resulting from coverage determinations made by Medicare Administrative Contractors regarding its Medicare reimbursement claims and lengthening delays in Encompass Health's ability to recover improperly denied claims through the administrative appeals process on a timely basis; Encompass Health's ability to adapt to changes in the healthcare delivery system, including value-based purchasing and involvement in coordinated care initiatives or programs that may arise with its referral sources; Encompass Health's ability to attract and retain nurses, therapists, and other healthcare professionals in a highly competitive environment with often severe staffing shortages, which may be worsened by the pandemic, and the impact on Encompass Health's labor expenses from potential union activity and staffing shortages; general conditions in the economy and capital markets, including any instability or uncertainty related to armed conflict or an act of terrorism, governmental impasse over approval of the United States federal budget, an increase in the debt ceiling, or an international sovereign debt crisis; the increase in the costs of defending and insuring against alleged professional liability claims, including claims associated with patient and employee exposures to COVID-19, and Encompass Health's ability to predict the estimated costs related to such claims; and other factors which may be identified from time to time in Encompass Health's SEC filings and other public announcements, including Encompass Health's Form 10‑K for the year ended December 31, 2020 and Form 10-Q for the quarter ended March 31, 2021, when filed.

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